UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 Freedom Drive, Ste. 200

Reston, Virginia 20190

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2026, NextNav Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders: (1) elected each of the Company’s director nominees to the Company’s Board of Directors (the “Board”); and (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results for each proposal submitted to a vote of the Company’s stockholders at the Meeting are set forth below.

Proposal 1.

To elect the ten (10) director nominees to the Board, each to serve until the Company’s 2027 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mariam Sorond	59,255,643	213,211	21,345,975
Bandel L. Carano	59,216,599	252,255	21,345,975
Lisa Hook	59,352,512	116,342	21,345,975
H. Wyman Howard III	58,042,657	1,426,197	21,345,975
Alan B. Howe	59,278,010	190,844	21,345,975
Jonathan A. Marcus	57,499,024	1,969,830	21,345,975
John B. Muleta	55,187,045	4,281,809	21,345,975
Nicola Palmer	53,848,483	5,620,371	21,345,975
Lorin Selby	59,371,658	97,196	21,345,975
Neil S. Subin	55,754,615	3,714,239	21,345,975

Proposal 2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Votes Abstained
77,328,542	38,894	11,588

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2026

NEXTNAV INC.

By:	/s/ James Black
	Name:	James Black
	Title:	General Counsel and Secretary